Exhibit 1.1

PACKAGING CORPORATION OF AMERICA

$500,000,000 5.200% SENIOR NOTES DUE 2035

UNDERWRITING AGREEMENT

August 11, 2025

BofA Securities, Inc.

Mizuho Securities USA LLC

U.S. Bancorp Investments, Inc.

As Representatives of the Several Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

c/o U.S. Bancorp Investments, Inc.

214 N. Tryon St., 26th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

Packaging Corporation of America, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) $500,000,000 aggregate principal amount of its 5.200% Senior Notes due 2035 (the “Notes”). The respective principal amounts of the Notes to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Notes are to be issued under the Base Indenture, dated as of July 21, 2003 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), pursuant to an Officers’ Certificate (as defined in the Indenture) delivered to the Trustee pursuant to Section 301 of the Indenture (the “Authorizing Officers’ Certificate”).

The Notes are being issued in connection with the acquisition by the Company of the containerboard business of Greif, Inc. (the “Target”).

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the principal amount of Notes set forth opposite their respective names in Schedule I.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-289469) in respect of the Notes, including a prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder. The Company and the transactions contemplated by this Agreement meet the eligibility requirements of, and comply with the conditions for the use of, Form S-3 under the Act. Such registration statement, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act, is herein referred to as the “Registration Statement” and became effective under the Act upon filing with the Commission. No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. As used herein, the term “Prospectus” means the Base Prospectus as supplemented by the prospectus supplement relating to the Notes first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act and in accordance with Section 4(a) hereof. The Base Prospectus, as supplemented by any preliminary prospectus supplement relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Act, is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, to any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act and prior to the termination of the offering of the Notes by the Underwriters.

(b) As of the Applicable Time (as defined below) and as of the Closing Date (as defined below), neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the Preliminary Prospectus filed prior to the first use of such Limited Use Free Writing Prospectus, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof. As used in this Agreement:

“Applicable Time” means 2:55 p.m. (New York time) on the date of this Agreement.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement (including any preliminary prospectus supplement) deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the subsidiaries of the Company has been duly incorporated or formed and is validly existing and, if and to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, with all power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of its subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except to the extent that the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another of its subsidiaries free and clear of all liens, encumbrances and equities and claims.

(d) The Company has the capitalization as set forth in the Prospectus under the caption “Capitalization” (and any similar section or information contained in the General Disclosure Package).

(e) The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Notes, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time filed with the Commission, conformed, or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder. The Registration Statement, as of its effective date, and any amendment thereto, as of its effective date, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of the Prospectus, as of the date of any amendments and supplements thereto and as of the Closing Date, the Prospectus and any such amendments or supplements did not contain, and will not contain, any untrue statement of a material fact, and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof and (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act.

(f) Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus not superseded or modified or the Prospectus, including any document incorporated by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(g) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) and 4(c) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Act.

(h) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(i) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Notes as contemplated by the Registration Statement.

(j) KPMG LLP has certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus. KPMG LLP is an independent registered public accounting firm with respect to the Company and each of its subsidiaries within the meaning of the Act and the Applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(k) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its subsidiaries would either (i) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(l) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(m) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(n) Neither the Company nor any of its subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement or other organizational documents, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule, regulation, judgment, writ or decree applicable to the Company or any of its subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries, except, solely with respect to clauses (ii) and (iii), for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement, the Notes, the Authorizing Officers’ Certificate and the Indenture and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof (including, without limitation, the issuance and sale of the Notes to the Underwriters) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (x) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party, (y) the certificate of incorporation or by-laws of the Company or (z) any law, order, rule, regulation, judgment, writ or decree applicable to the Company or any of its subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its subsidiaries, except, solely with respect to clauses (x) and (z), for any such conflict, breach or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) This Agreement has been duly authorized, executed and delivered by the Company.

(p) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(q) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and to execute and deliver the Authorizing Officers’ Certificate. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. The Authorizing Officers’ Certificate has been duly and validly authorized by the Company, and on the Closing Date, will have been duly executed and delivered on behalf of the Company.

(r) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except for the furnishing of the opinion required pursuant to Item 601(b)(5)(i) of Regulation S-K promulgated under the Act or such additional steps as may be necessary to qualify the Notes for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(s) The Company and its subsidiaries possess all certificates, authorizations, approvals, licenses, registrations and permits issued by appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations, approvals, licenses, registrations or permits would not have a Material Adverse Effect.

(t) The Company is not, and after giving effect to the offering and sale of the Notes contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2024, the Company’s internal control over financial reporting was effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(v) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(w) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder (the “UK Bribery Act”) or any similar applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UK Bribery Act or any similar applicable anti-bribery laws, and the Company, its subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act and similar applicable anti-bribery laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and as of December 31, 2024, such disclosure controls and procedures were effective.

(y) The Notes and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus and the General Disclosure Package and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(z) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(bb) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to have a Material Adverse Effect.

(cc) The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the entities purported to be covered thereby at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of such entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto, and comply as to form in all material respects with all applicable accounting requirements under the Act and the Rules and Regulations or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable. The other historical financial information of the Company included or incorporated by reference in the General Disclosure Package and the Prospectus has been derived from the accounting records of the entities to which they relate and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

(ee) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder with which any of them is required to comply, including Section 402 related to loans.

(ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency applicable to the Company and its subsidiaries (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) To the knowledge of the Company, the Company and its subsidiaries’ information technology and computer systems, networks, hardware, software, internet web sites, data and databases (collectively, “IT Systems and Data”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures designed to protect and prevent security breaches of, unauthorized access to and other similar compromises of IT Systems and Data in accordance with industry practices. The Company and its subsidiaries have not experienced and have no knowledge of any cyber-attack, security breach, unauthorized access or other similar compromise to their IT Systems and Data, which attack, breach, unauthorized access or similar compromise could have material financial, legal or reputational consequences. The Company and its subsidiaries are presently in material compliance with all applicable laws and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(hh) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce and the U.S. Department of State, and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject or target of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Crimea, the so-called Donetsk People’s Republic of Ukraine, the so-called Luhansk People’s Republic of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065 and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine); and the Company will not directly or indirectly use any of the proceeds from the offering of the Notes, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person currently subject or target of Sanctions, or in any country or territory that is currently the subject or target of comprehensive Sanctions or in any other manner that will result in a violation by any person participating in the offering (whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(ii) The Company is not and will not be (1) party to an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) party to a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) party to a “governmental plan” within the meaning of ERISA.

2.	Purchase, Sale and Delivery of the Notes.

(a) The Company agrees to issue and sell to the Underwriters and, on the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Underwriters, acting severally and not jointly, agree to purchase the Notes in the respective principal amounts set forth on Schedule I hereto from the Company at 99.327% of their principal amount.

(b) One or more global certificates for the Notes that the Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 24 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer (in immediately available funds), to such account or accounts as the Company shall specify prior to the Closing Date. Delivery of the Notes shall be made through the facilities of the Depository Trust Company, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP, 32 Old Slip, New York, New York 10005 at 10:00 A.M., New York time, on August 15, 2025, or at such other place, time or date as the Underwriters, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such global certificate or certificates for the Notes available for checking and packaging by the Underwriters at the offices of Cahill Gordon & Reindel LLP in New York, New York, or at such other place as BofA Securities, Inc. may designate, at least 24 hours prior to the Closing Date.

3.	Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Notes as soon as the Representatives deem it advisable to do so. The Notes are to be initially offered to the public at the initial public offering price set forth in the General Disclosure Package and the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

4.	Covenants of the Company.

The Company covenants and agrees with the several Underwriters that:

(a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A, 430B or 430C under the Act, (B) not, prior to the completion of the distribution of the Notes by the Underwriters, file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the completion of the distribution of the Notes by the Underwriters.

(b) The Company will (i) not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a “free writing prospectus” (as defined in Rule 405 under the Act) prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(d) The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall have become effective, or any supplement to the Prospectus shall have been filed, (B) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus, the General Disclosure Package or any document incorporated by reference therein, (C) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(e) If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Notes shall include such new registration statement or post-effective amendment, as the case may be.

(f) The Company agrees to pay the required filing fees to the Commission relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(g) The Company will cooperate with the Representatives in endeavoring to qualify the Notes for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to take any action that would subject itself to taxation in any jurisdiction where it is not now so qualified or required to file such a consent or subject to such taxation. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Notes.

(h) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer (the “Prospectus Delivery Period”), as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

(i) The Company will comply with the Act, the Rules and Regulations, the Exchange Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus. If during the Prospectus Delivery Period, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(j) If the General Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances existing at the time the General Disclosure Package is being used, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when it is so used, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(k) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and Rule 158 under the Act.

(l) During the period beginning on the date hereof and ending on the Closing Date, without the prior written consent of each of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company (or guaranteed by the Company) that are substantially similar to the Notes.

(m) The Company shall apply the net proceeds from the sale of the Notes in the manner described under the caption “Use of Proceeds” in each of the General Disclosure Package and the Prospectus.

(n) The Company will not take, directly or indirectly, any action designed to or that constitutes or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Notes.

(o) The Company will cause to be furnished to the Commission the opinion required pursuant to Item 601(b)(5)(i) of Regulation S-K promulgated under the Act within the time required thereby.

5.	Certain Agreements of the Underwriters.

(a) Each Underwriter hereby represents and agrees that:

(i) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission or is not required to be retained by the Company pursuant to Rule 163 or Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule II or prepared pursuant to Section 4(b) or Section 4(c) above, or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(ii) It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Notes to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129.

(b) Each Underwriter hereby represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Notes to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

6.	Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; any roadshow expenses; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, Statutory Prospectus, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Indenture, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Notes; any fees payable in connection with the rating of the Notes; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation in Section 1(b); the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Notes under state securities or Blue Sky laws; the fees and expenses of the Trustee, including fees and expenses of counsel for the Trustee; and all reasonable and documented out-of-pocket costs and expenses in connection with any roadshow. The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under state securities or Blue Sky laws or in connection with securing any required review by FINRA) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Notes.

7.	Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Notes on the Closing Date are subject to the accuracy, as of the Applicable Time or the Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Notes.

(b) The Representatives shall have received on the Closing Date the opinion and negative assurance letter of Mayer Brown LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters, to the effect set forth in Exhibit A hereto.

(c) The Representatives shall have received on the Closing Date the opinion of Harris Winick Harris LLP , special tax counsel for the Company, dated the Closing Date, addressed to the Underwriters, to the effect set forth in Exhibit B hereto.

(d) The Representatives shall have received on the Closing Date the opinion of Ellis Cunningham, Esq., General Counsel of the Company, dated the Closing Date, addressed to the Underwriters, to the effect set forth in Exhibit C hereto.

(e) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, an opinion and a negative assurance letter dated the Closing Date, in form and substance satisfactory to the Representatives, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(f) The Representatives shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof and the Closing Date, with copies delivered to each of the Underwriters, in form and substance satisfactory to the Representatives, of KPMG LLP covering certain financial information and other customary information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) The Representatives shall have received on the Closing Date a certificate or certificates of officers of the Company satisfactory to the Representatives to the effect that:

(i) The representations and warranties of the Company contained in Section 1 of this Agreement are true and correct as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date;

(ii) The Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement on or before the Closing Date;

(iii) No stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(iv) All filings required to have been made pursuant to Rule 424(b), 430A, 430B or 430C under the Act have been made as and when required by such rules; and

(v) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(h) Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating of the Company, the Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company, the Notes or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(i) The Representatives shall have received, on each of the date hereof and the Closing Date, a certificate signed by the Chief Financial Officer of the Company, with respect to certain financial data relating to the Target contained in the General Disclosure Package and the Prospectus.

(j) The Representatives shall have been furnished with such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Cahill Gordon & Reindel LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telephone or facsimile confirmed in writing at or prior to the Closing Date.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 8 hereof).

8.	Indemnification.

(a) The Company agrees:

(i) to indemnify and hold harmless each Underwriter, its directors, officers and agents, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and

(ii) to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Notes, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and in the judgment of counsel for the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or that there may be legal defenses available to such indemnified party and/or the other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action; provided, however, that the indemnifying party shall not be responsible for the expenses of more than one separate counsel for the indemnified parties (in addition to one local counsel in the applicable jurisdiction) in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.	Default by Underwriters.

If on the Closing Date any Underwriter shall fail to purchase and pay for the principal amount of the Notes which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such principal amounts as may be agreed upon, and upon the terms set forth herein, the Notes which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the principal amount of the Notes agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate principal amount of the Notes, with respect to which such default shall occur does not exceed 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the other Underwriters shall be obligated, severally, in proportion to the respective principal amounts of the Notes which they are obligated to purchase hereunder, to purchase the Notes which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate principal amount of the Notes with respect to which such default shall occur exceeds 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company, except to the extent provided in Sections 6 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriters, to the Representatives at BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, NY 10036, Attention: High Grade Transaction Management/Legal, Facsimile: (212) 901-7881, Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attention: Debt Capital Markets, email: BA_DCM_Notices@mizuhogroup.com, and U.S. Bancorp Investments, Inc., 214 N. Tryon St., 26th Floor, Charlotte, NC 28202, Attention: Debt Capital Markets, Facsimile: (877) 774-3462; if to the Company, to the address set forth in the Registration Statement.

11.	Termination.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date if any of the following has occurred: (i) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iii) any material change in economic or political conditions or international or United States financial markets, if the effect of such change would, in your judgment, make it impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, (iv) suspension of trading in securities generally on the New York Stock Exchange, the NYSE American LLC or the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities generally on any such Exchange, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company or any of its debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or (vii) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission, or any other governmental authority; or (b) as provided in Sections 7 and 9 of this Agreement.

12.	Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of (i) the information set forth in the last paragraph on the front cover page (regarding delivery of the Notes) of the Prospectus, (ii) the names of the Underwriters on the front and back covers of, and in the first paragraph under the caption “Underwriting” in, the Prospectus, and (iii) the information set forth in the first sentence of the fifth paragraph (pg. S-29), the third and fourth sentences of the seventh paragraph (pg. S-29) and the ninth paragraph (pg. S-30) under the caption “Underwriting” in the Prospectus.

14.	No Advisory or Fiduciary Responsibility.

The Company acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.	Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For the purpose of this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.	Counterparts; Electronic Signature.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Agreement through electronic means.

17.	Survival Clause.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Notes under this Agreement.

18.	Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

19.	Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

20.	Compliance with USA Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and the requirements of 31.C.F.R. §1010.230, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Pages Follow]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

PACKAGING CORPORATION OF AMERICA

By:	/s/ Kent A. Pflederer
Name:	Kent A. Pflederer
Title:	Executive Vice President and Chief Financial Officer

[PCA – Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BOFA SECURITIES, INC.
MIZUHO SECURITIES USA LLC
U.S. BANCORP INVESTMENTS, INC.

As Representatives of the several
Underwriters listed on Schedule I

By:	BofA Securities, Inc.

By:	/s/ Christopher Cote
Managing Director

By:	Mizuho Securities USA LLC

By:	/s/ JR Santaniello
Authorized Officer

By:	U.S. Bancorp Investments, Inc.

By:	/s/ Mike Dullaghan
Authorized Officer

[PCA – Underwriting Agreement]

SCHEDULE I

Schedule of Underwriters

Underwriter	Aggregate Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$175,000,000
Mizuho Securities USA LLC	$70,000,000
U.S. Bancorp Investments, Inc.	$70,000,000
J.P. Morgan Securities LLC	$45,000,000
PNC Capital Markets LLC	$45,000,000
Deutsche Bank Securities Inc.	$45,000,000
BMO Capital Markets Corp.	$22,500,000
Siebert Williams Shank & Co., LLC	$22,500,000
Rabo Securities USA, Inc.	$5,000,000
Total	$500,000,000

Sch. I-1

SCHEDULE II

1.	Pricing Term Sheet, dated August 11, 2025, containing the terms of the notes (in substantially the form attached hereto).

Sch. II-1

Filed pursuant to Rule 433

Dated August 11, 2025

Relating to

Preliminary Prospectus Supplement dated August 11, 2025 to

Prospectus dated August 11, 2025

Registration Statement No. 333-289469

Packaging Corporation of America

$500,000,000 5.200% Senior Notes due 2035

Pricing Term Sheet

August 11, 2025

Issuer:	Packaging Corporation of America

Title of Securities:	5.200% Senior Notes due 2035

Aggregate Principal Amount:	$500,000,000

Pricing Date:	August 11, 2025

Settlement Date:

August 15, 2025 (T+4)

We expect that delivery of the notes will be made against payment therefor on or about August 15, 2025 which will be the fourth business day following the date of pricing of the notes, or “T+4”. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to one business day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to one business day before the settlement date should consult their own advisors.

Maturity Date:	August 15, 2035

Benchmark Treasury:	4.250% US Treasury due August 15, 2035

Benchmark Treasury Price / Yield:	99-26 / 4.273%

Spread to Benchmark Treasury:	+93 basis points

Yield to Maturity:	5.203%

Public Offering Price:	99.977% of the principal amount, plus accrued interest, if any, from the settlement date

Coupon:	5.200%

Interest Payment Dates:	Semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2026

Interest Record Dates:	February 1 and August 1

Optional Redemption:

Prior to May 15, 2035, the greater of par and make-whole at a discount rate of US Treasury plus 15 basis points, plus accrued and unpaid interest to the date of redemption

On or after May 15, 2035, at par, plus accrued and unpaid interest to the date of redemption

Special Mandatory Redemption:

In the event that the Greif Acquisition is not consummated on or before June 30, 2026 (as such date may be extended pursuant to the terms of the Greif Purchase Agreement or by the mutual written consent of Greif Packaging LLC and PCA), or the Greif Purchase Agreement is terminated at any time prior thereto, we will be required to redeem the notes, in whole and not in part, for a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

The proceeds from the offering of the notes will not be deposited into an escrow account pending the consummation of the Greif Acquisition, nor will we be required to grant any security interest or other lien on such proceeds to secure any redemption of the notes.

Expected Ratings*:	Moody’s: Baa1 (stable) S&P: BBB (positive)

CUSIP / ISIN:	695156AY5 / US695156AY58

Joint Book-Running Managers:	BofA Securities, Inc. Mizuho Securities USA LLC U.S. Bancorp Investments, Inc.

Passive Joint Book-Running Managers:	J.P. Morgan Securities LLC PNC Capital Markets LLC Deutsche Bank Securities Inc.

Co-Managers:	BMO Capital Markets Corp. Siebert Williams Shank & Co., LLC Rabo Securities USA, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request it by calling (toll free) either of the representatives of the underwriters:

BofA Securities, Inc.	1-800-294-1322
Mizuho Securities USA LLC	1-866-271-7403
U.S. Bancorp Investments, Inc.	1-877-558-2607

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

EXHIBIT A

Opinion Matters covered by Mayer Brown LLP, counsel for the Company

[Intentionally Omitted]

Exh. A-1

EXHIBIT B

Opinion Matters covered by Harris Winick Harris LLP, special tax counsel for the Company

[Intentionally Omitted]

Exh. B-1

EXHIBIT C

Opinion Matters covered by Ellis Cunningham, Esq., General Counsel of the Company

[Intentionally Omitted]

Exh. C-1